As filed with the Securities and Exchange Commission on May 3, 2006    Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tapestry Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1187753
(State of Incorporation)	(I.R.S. Employer Identification No.)

4840 Pearl East Circle, Suite 300W

Boulder, CO  80301

(Address of principal executive offices)

Tapestry Pharmaceuticals, Inc.

2006 Equity Incentive Plan

(Full title of the plans)

Kai P. Larson

Vice President and General Counsel

Tapestry Pharmaceuticals, Inc.

4840 Pearl East Circle, Suite 300W

Boulder, CO  80301

Telephone:  (303) 516-8500

Telecopier:  (303) 530-1296

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Francis R. Wheeler, Esq.

Cooley Godward LLP

380 Interlocken Crescent, Suite 900

Broomfield, CO  80021

Telephone:  (720) 566-4000

Telecopier:  (720) 566-4099

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.0075 per share	6,577,106 shares	$4.15	$27,302,548.88	$2,921.37

(1)           Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)           Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h).  The price per share and aggregate offering price are calculated in accordance with Rules 457(h) and 457(c) using (a) the weighted average of the prices at which outstanding options may be exercised and (b) the average of the high and low prices of Registrant’s Common Stock on May 1, 2006 as reported on the Nasdaq National Market for shares available for future issuance with option exercise prices not known.  The chart below illustrates our specific calculations for outstanding options and shares available for future issuance under the employee benefit plan, and the chart above illustrates our calculation of the aggregate registration fee.  The price per share in the chart above is a weighted average of the per share prices calculated in the chart below and rounded to the nearest whole cent.

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)		Proposed Maximum Aggregate Offering Price (2)
Shares issuable pursuant to options outstanding under the 2006 Equity Incentive Plan Common Stock, par value $.0075 per share	3,259,480 shares	$4.02	(a)	$13,103,109.60
Shares issuable upon exercise of options available for grant under the 2006 Equity Incentive Plan Common Stock, par value $.0075 per share	3,317,626 shares	$4.28	(b)	$14,199,439.28
Total:	6,577,106 shares			$27,302,548.88

(a)           Based on the weighted average exercise price of options outstanding.

(b)           Based on the proposed maximum offering price of the Registrant’s securities computed in accordance with
Rule 457(h) under the Securities Act.

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Tapestry Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)           The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (1) the Company’s latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed.

(b)           All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (a) above.

(c)           The description of our Common Stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on June 13, 1994 and the description of rights to purchase our Series B Junior Participating Preferred Stock contained in our registration statement on Form 8-A12G/A filed with the Securities and Exchange Commission on October 23, 2001.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock being registered hereby has been passed upon for the Company by Cooley Godward LLP, Broomfield, Colorado.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Certificate of Incorporation of the registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

Section 145 of the Delaware General Corporation Law permits Delaware corporations to indemnify directors, officers, employees or agents against expenses, judgments and fines reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation. The Certificate of Incorporation and the Bylaws of the registrant provide for indemnification to the fullest extent permitted by applicable law. The Certificate of Incorporation limits the liability of the registrant’s directors for monetary damages for breaches of the directors’ fiduciary duty of care. In addition, the Certificate of Incorporation requires the registrant to indemnify its directors, officers, employees and agents serving at the registrant’s request against expenses, judgment (including derivative actions), fines and amounts paid in settlement. This indemnification is limited to actions taken in good faith in the reasonable belief that the conduct was lawful and in or not opposed to the registrant’s interests. The Bylaws provide for the indemnification of directors and officers in connection with civil, criminal, administrative or investigative proceedings when acting in their capacities as agents of the registrant. In addition, the registrant has entered into indemnification agreements with each of its directors and executive officers pursuant to which the registrant has agreed to indemnify and hold harmless each director and executive officer to the fullest extent permitted by applicable law. Pursuant to the indemnification agreements, the registrant will pay an advance to indemnitees for expenses related to certain claims pending a final disposition of such claims. The registrant also maintains an officers and directors liability insurance policy.

The foregoing may reduce the likelihood of a derivative litigation against the registrant’s directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their duty of care, even though such actions, if successful, might otherwise benefit the registrant and its stockholders.

The above discussion of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, Bylaws, as amended, and the Delaware General Corporation Law is only a summary and is qualified in its entirety by the full text of each of the foregoing.

The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

EXHIBITS

Exhibit Number

5	Opinion of Cooley Godward LLP

23.1	Consent of Grant Thornton LLP, an independent registered public accounting firm

23.2	Consent of Ernst & Young, LLP, an independent registered public accounting firm

23.3	Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24	Power of Attorney

UNDERTAKINGS

1.             The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on May 2, 2006.

TAPESTRY PHARMACEUTICALS, INC.

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature		Title	Date

*		Chairman of the Board of	May 2, 2006
Leonard P. Shaykin		Directors, Chief Executive
Officer (Principal Executive
Officer)

/s/ Gordon H. Link, Jr.		Senior Vice President and Chief	May 2, 2006
Gordon H. Link Jr.		Financial Officer (Principal
Financial and Accounting
Officer)

*		Director	May 2, 2006
Patricia A. Pilia, Ph.D.

*		Director	May 2, 2006
Stephen K. Carter, M.D.

*		Director	May 2, 2006
George M. Gould

*		Director	May 2, 2006
Arthur H. Hayes, Jr., M.D.

*		Director	May 2, 2006
Elliot M. Maza

*		Director	May 2, 2006
The Honorable Richard N. Perle

*		Director	May 2, 2006
Robert E. Pollack, Ph.D.

*By:	/s/ Gordon H. Link, Jr.	Attorney in Fact
Gordon H. Link, Jr., as Attorney in Fact

EXHIBIT INDEX

Exhibit Number

5	Opinion of Cooley Godward LLP

23.1	Consent of Grant Thornton LLP, an independent registered public accounting firm

23.2	Consent of Ernst & Young, LLP, an independent registered public accounting firm

23.3	Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24	Power of Attorney